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                                                                    EXHIBIT 10.4


                            GENERAL CABLE CORPORATION

                            1997 STOCK INCENTIVE PLAN

            (as amended and restated effective as of March 16, 1998)

1.       PURPOSE

         The General Cable Corporation 1997 Stock Incentive Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as non-employee directors and key employees of General Cable Corporation (the "Company") and any of its subsidiary corporations, limited liability companies or other forms of business entities now existing or hereafter formed or acquired ("Subsidiaries"), by providing them opportunities to acquire shares of the common stock, par value $.01 per share, of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Awards (as defined in Section 4 below) described herein. Furthermore, the Plan is intended to assist in aligning the interests of the Company's non-employee directors and key employees with those of its stockholders.

2.       ADMINISTRATION

         a. The Plan generally shall be administered by a committee (the "Committee"), which shall be the Board of Directors of the Company (the "Board"), or, once established, a committee or subcommittee of the Board of Directors appointed by the Board from among its members. The Committee may be the Board's Compensation Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as a (i) "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) an "outside director" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify

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members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

         b. The Committee shall have authority to grant Awards to non-employee directors and to the executive officers of the Company ("Executive Officers"). The Chief Executive Officer shall have the authority to determine and grant Awards to key employees of the Company and its Subsidiaries who are not Executive Officers and to take all necessary administrative actions required to implement his actions under the Plan. With respect to Awards proposed for groups of key employees, the Chief Executive Officer shall make recommendations to the Committee on the aggregate amount of Awards and the eligible participants and the Committee shall have the authority to change or modify the aggregate amount of such Awards.

         c. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiaries or affiliate whose employees have benefited from the Plan, as determined by the Committee. The Chief Executive Officer in administering the Plan may obtain and rely upon opinions or computations from counsel, consultants or agents and the Company will pay all expenses incurred in connection with such consultations, advice or computations.

3.       PARTICIPANTS

         Participants shall consist of (i) such non-employee directors and such key employees who are Executive Officers of the Company as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive awards under the Plan, and (ii) such key employees of the Company and any of its Subsidiaries who are not Executive Officers as the Chief Executive Officer in his discretion determines to be significantly responsible for the success and future growth and profitability of the Company and designates to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee or the Chief Executive Officer as applicable to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the participant in any other year. The Committee or the Chief Executive

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Officer as applicable shall consider such factors as they deem pertinent in selecting participants and in determining the type and amount of their respective Awards.

4.       TYPE OF AWARDS

         Awards under the Plan may be granted in any one or a combination of (1) Stock Options, (2) Stock Appreciation Rights, (3) Stock Awards, (4) Performance Awards and (5) Stock Units (each as described below, and collectively, the "Awards"). Stock Awards, Performance Awards and Stock Units may, as determined by the Committee or the Chief Executive Officer, in their discretion, constitute Performance-Based Awards, as described in Section 11 below. Awards shall be evidenced by agreements (which need not be identical) in such forms as the Committee or the Chief Executive Officer may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

5.       COMMON STOCK AVAILABLE UNDER THE PLAN

         a. Shares Available. The aggregate number of shares of Common Stock that may be subject to Awards, including Stock Options, granted under this Plan shall be 3,150,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 12 below.
         b. Maximum Individual Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted or measured to any individual participant under the Plan during the term of the Plan shall not exceed 1,000,000 shares, provided, however, that the maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted to an individual participant under the Plan during the term of the Plan shall not exceed 750,000 shares (in each case, subject to adjustments made in accordance with Section 12 below).

         c. Shares Underlying Awards That Again Become Available. Any shares of Common Stock subject to a Stock Option, Stock Appreciation Right, Stock Award, Performance Award, or Stock Unit which for any reason are cancelled, terminated without having been exercised, forfeited, settled in cash or delivered to the Company as part or full payment for the exercise of a Stock Option, shall again be available for Awards under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards but shall not apply for purposes of determining the maximum number of shares of Common Stock subject to Awards (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) that any individual participant may receive.

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6.       STOCK OPTIONS

         a. In General. The Committee is authorized to grant Stock Options to non-employee directors and key employees of the Company who are Executive Officers and shall, in its sole discretion, determine such non-employee directors and Executive Officers who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. The Chief Executive Officer is authorized to grant Stock Options to key employees of the Company and any of its Subsidiaries who are not Executive Officers and shall in his discretion determine such persons and the number of shares of Common Stock underlying each Stock Option. Stock Options may be (i) "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or
(ii) Stock Options which do not qualify as Incentive Stock Options ("Nonqualified Stock Options"). The Committee or the Chief Executive Officer may grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee or the Chief Executive Officer may impose from time to time. In addition, each Stock Option shall be subject to the following limitations set forth in this Section 6.

         b. Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine on the date of grant; provided, however, subject to Section 6(e) below, that the per-share exercise price shall not be less than 100 percent of the Fair Market Value (as defined in Section 17 below) of the Common Stock on the date the option is granted.

         c. Payment of Exercise Price. The Stock Option exercise price may be paid in cash or, in the discretion of the Committee or the Chief Executive Officer, by the delivery of shares of Common Stock then owned by the participant for at least six months, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Committee or the Chief Executive Officer, a payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee or the Chief Executive Officer may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a participant for at least six months, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may

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utilize to pay the exercise price, the Committee or the Chief Executive Officer may consider such factors as they determine are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made at the time of grant and specified in the Stock Option agreement.

         d. Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee or the Chief Executive Officer; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee or the Chief Executive Officer shall, in their discretion, set forth in such option agreement on the date of grant.

         e. Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are key employees of the Company or any of its Subsidiaries on the date of grant. The aggregate market value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options (under all option plans of the Company) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, (i) Stock Incentive Options shall be taken into account in the order in which they are granted and
(ii) Incentive Stock Options granted before 1987 shall not be taken into account. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all outstanding classes of stock of the Company or any of its Subsidiaries, unless the option price is fixed at not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of 5 years from the date of grant of such option. In addition, no Incentive Stock Option shall be issued to a participant in tandem with a Nonqualified Stock Option.

7.       STOCK APPRECIATION RIGHTS

         The Committee is authorized to grant Stock Appreciation Rights to key employees of the Company who are Executive Officers and shall, in its sole discretion, determine such Executive Officers who will receive Stock Appreciation Rights and the number of shares of Common Stock with respect to each Stock Appreciation Right. The Chief Executive Officer is authorized to grant Stock Appreciation Rights to key employees of the Company and any of its Subsidiaries who are not Executive Officers and shall in his discretion determine the key employees who will receive Stock Appreciation Rights and the number of shares of Common Stock with respect to each Stock Appreciation Right. A "Stock Appreciation Right" shall mean a right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number

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of shares of Common Stock on the date the right is exercised over (y) the Fair
Market Value, or other specified valuation (which shall be no less than the Fair Market Value), of such shares of Common Stock on the date the right is granted, all as determined by the Committee or the Chief Executive Officer; provided, however, that if a Stock Appreciation Right is granted retroactively in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the Stock Appreciation Right agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee or the Chief Executive Officer shall impose from time to time.

8.       STOCK AWARDS

         The Committee is authorized to grant Stock Awards to non-employee directors and key employees of the Company who are Executive Officers and shall, in its sole discretion, determine such non-employee directors and Executive Officers who will receive Stock Awards and the number of shares of Common Stock underlying each Stock Award. The Chief Executive Officer is authorized to grant Stock Awards to key employees of the Company and its Subsidiaries who are not Executive Officers and in his discretion to determine the key employees who will receive Stock Awards and the number of shares of Common Stock underlying each Stock Award. Stock Awards may be subject to such terms and conditions as the Committee or the Chief Executive Officer determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, and the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods. The Committee or the Chief Executive Officer may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Stock Award and/or that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award agreement shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares.

9.       PERFORMANCE AWARDS

         a. In General. The Committee is authorized to grant Performance Awards to key employees of the Company who are Executive Officers and shall, in its sole discretion, determine the Executive Officers who will receive Performance Awards and the number of shares of Common Stock or Stock Units (as described in Section 10 below) that may be subject to each Performance Award. The Chief Executive Officer is authorized to grant Performance Awards to key employees of the Company and any of its Subsidiaries who are not Executive Officers and shall in his discretion determine the key employees who will receive Performance Awards and the number of shares of Common Stock or Stock Units (as described in Section 10 below) that may be subject

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to each Performance Award. Each Performance Award shall be subject to such terms and conditions consistent with the Plan as the Committee or the Chief Executive Officer may impose from time to time. The Committee or the Chief Executive Officer shall set performance targets at their discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

         b. Adjustment of Performance Targets. With respect to those Performance Awards that are not intended to qualify as Performance-Based Awards (as described in Section 11 below), the Committee or the Chief Executive Officer shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee or the Chief Executive Officer deems necessary or desirable unless at the time of establishment of goals the Committee or the Chief Executive Officer shall have precluded its authority to make such adjustments.

         c. Payout. Payment of earned Performance Awards may be made in shares of Common Stock or in cash and shall be made in accordance with the terms and conditions prescribed or authorized by the Committee or the Chief Executive Officer. The participant may elect to defer, or the Committee or the Chief Executive Officer may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee or the Chief Executive Officer deems appropriate.

10.      STOCK UNITS

         a. In General. The Committee is authorized to grant Stock Units to key employees of the Company who are Executive Officers and shall, in its sole discretion, determine the Executive Officers who will receive Stock Units and the number of shares of Common Stock with respect to each Stock Unit. The Chief Executive Officer is authorized to grant Stock Units to key employees of the Company and its Subsidiaries who are not Executive Officers and shall in his discretion determine the key employees who will receive Stock Units and the number of shares of Common Stock with respect to each Stock Unit. The Committee or the Chief Executive Officer shall determine the criteria for the vesting of Stock Units. A Stock Unit granted by the Committee or the Chief Executive Officer shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this
Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee or the Chief Executive Officer. The Committee or the Chief Executive Officer shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below).

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         b. Payout. Upon vesting of a Stock Unit, unless the Committee or the
Chief Executive Officer has determined to defer payment with respect to such unit or a Participant has elected to defer payment under Section 10(c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee or the Chief Executive Officer, with the consent of the participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

         c. Deferral. Prior to the year with respect to which a Stock Unit may vest, the participant may elect not to receive Common Stock upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Common Stock pursuant to the agreement of deferral.

         d. Definitions. A "Stock Unit" shall mean a notional account representing one share of Common Stock. A "Dividend Equivalent Right" shall mean the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

11.      PERFORMANCE-BASED AWARDS

         a. In General. All Stock Options and Stock Appreciation Rights granted under the Plan, and certain Stock Awards, Performance Awards, and Stock Units granted under the Plan, and the compensation attributable to such Awards, are intended to (i) qualify as Performance-Based Awards (as described in the next sentence) or (ii) be otherwise exempt from the deduction limitation imposed by
Section 162(m) of the Code. Certain Awards granted under the Plan may be granted in a manner such that the Awards qualify as "performance-based compensation" (as such term is used in Section 162(m) of the Code and the regulations thereunder) and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code ("Performance-Based Awards"). Awards shall only qualify as Performance-Based Awards if at the time of grant the Committee is comprised solely of two or more "outside directors" (as such term is used in Section 162(m) of the Code and the regulations thereunder).

         b. Stock Options and Stock Appreciation Rights. Stock Options and Stock Appreciation Rights granted under the Plan with an exercise price at or above the Fair Market Value of the Common Stock on the date of grant should qualify as Performance-Based Awards.

         c. Other Awards. Stock Awards, Performance Awards, and Stock Units granted under the Plan should qualify as Performance-Based Awards if, as determined by the Committee or the Chief Executive Officer in their sole discretion, either the

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granting or vesting of such Award is subject to the achievement of a performance target or targets based on one or more of the performance measures specified in
Section 11(d) below. With respect to such Awards intended to qualify as Performance-Based Awards:

                  (1) the Committee or the Chief Executive Officer shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);

                  (2) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee or the Chief Executive Officer certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and

                  (3) after the establishment of a performance goal, the Committee or the Chief Executive Officer shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

         d. Performance Measures. The Committee or the Chief Executive Officer may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance-Based Awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs.

12.      ADJUSTMENT PROVISIONS

         If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such

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securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee or the Chief Executive
Officer shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee or the Chief Executive Officer in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options, Stock Appreciation Rights and other awards intended to constitute Performance-Based Awards, the Committee or the Chief Executive Officer is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) any adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

13.      CHANGE IN CONTROL

         a. Accelerated Vesting. Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company (as defined in Section 13(b) below), the Committee or the Chief Executive Officer, in their discretion, may take such actions as they deem appropriate with respect to outstanding Awards, including, without limitation, accelerating the exercisability, vesting and/or payout of such Awards.

         b. Definition. For purposes of this Section 13, (i) if there is an employment agreement or a change-in-control agreement between the participant and the Company or any of its Subsidiaries in effect, "Change in Control" shall have the same definition as the definition of "change in control" contained in such employment agreement or change-in-control agreement, or (ii) if "Change in Control" is not defined in such employment agreement or change-in-control agreement, or if there is no employment agreement or change-in-control agreement between the participant and the Company or any of its Subsidiaries in effect, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

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                  (1)      any person or other entity (other than any of the
                           Company's Subsidiaries or any employee benefit plan sponsored by the Company or any of its Subsidiaries) including any person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 35 percent of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the "Voting Stock");

                  (2) the stockholders of the Company approve the sale of all or substantially all of the property or assets of the Company and such sale occurs;

                  (3) the Company's Common Stock shall cease to be publicly traded (other than a suspension of trading that lasts for a short period of time);

                  (4) the stockholders of the Company approve a consolidation or merger of the Company with another corporation (other than with any of the Company's Subsidiaries), the consummation of which would result in the shareholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 60 percent of the Voting Stock of the surviving entity, and such consolidation or merger occurs; or

                  (5) a change in the Company's Board occurs with the result that the members of the Board on the Effective Dated (as defined in Section 24(a) below) of the Plan (the "Incumbent Directors") no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

Notwithstanding anything contained in the Plan to the contrary, a Change in Control of the Company shall not include an initial public offering of the Company.

         c. Cashout. The Committee or the Chief Executive Officer, in their discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall

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terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee or the Chief Executive Officer, in their discretion, shall determine.

14.      TERMINATION OF EMPLOYMENT

         a. Subject to any written agreement between the participant and the Company or any of its Subsidiaries, if a participant's employment is terminated due to death or disability:

                  (1) all unvested Stock Awards and all unvested Stock Units held by the participant on the date of the participant's death or the date of the termination of his or her employment as the case may be, shall immediately become vested as of such date;

                  (2) all unexercisable Stock Options and all unexercisable Stock Appreciation Rights held by the participant on the date of the participant's death or the date of the termination of his or her employment, as the case may be, shall immediately become exercisable as of such date and shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the participant's death or the date of the termination of his or her employment, as the case may be, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire;

                  (3) all exercisable Stock Options and all exercisable Stock Appreciation Rights held by the participant on the date of the participant's death or the date of the termination of his or her employment, as the case may be, shall remain exercisable until the earlier of
                           (i) the end of the one-year period following the date of the participant's death or the date of the termination of his or her employment, as the case may be, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire; and

                  (4) all unearned and/or unvested Performance Awards held by the participant on the date of the participant's death or the date of the termination of his or her employment, as the case may be, shall immediately be forfeited by such participant as of such date.

         b. Subject to any written agreement between the participant and the Company or any of its Subsidiaries, if a participant's employment is terminated by the Company for Cause (as defined in Section 14(f) below), all exercisable and all unexercisable Stock Options, all exercisable and all unexercisable Stock Appreciation Rights, all unvested Stock Awards, all unearned and/or unvested Performance Units, and all unvested Stock Units held by the participant on the date of the termination of his or her employment for Cause shall immediately be forfeited by such participant as of such date.

         c. Subject to any written agreement between the participant and the Company or any of its Subsidiaries, if a participant's employment is terminated for any reason other than for Cause or other than due to death or disability:

                  (1) all unexercisable Stock Options, all unexercisable Stock Appreciation Rights, all unvested Stock Awards, all unearned and/or unvested Performance Units, and all unvested Stock Units held by the participant on the date of the termination of his or her employment shall immediately be forfeited by such participant as of such date; and

                  (2) all exercisable Stock Options and all exercisable Stock Appreciation Rights held by the participant on the date of the termination of his or her employment shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the participant's employment or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire.

         d. Notwithstanding anything contained in the Plan to the contrary, the Committee or the Chief Executive Officer may, in their sole discretion, provide that:

                  (1) any or all unvested Stock Awards and/or any or all unvested Stock Units held by the participant on the date of the participant's death and/or the date of the termination of the participant's employment shall immediately become vested as of such date;

                  (2) any or all unexercisable Stock Options and/or any or all unexercisable Stock Appreciation Rights held by the participant on the date of the participant's death and/or the date of the termination of his or her employment shall immediately become exercisable as of such date and shall remain exercisable until a date that occurs on or prior to the date the Stock Option or Stock Appreciation Right is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the participant's employment;

                  (3) any or all exercisable Stock Options and/or any or all exercisable Stock Appreciation Rights held by the participant on the date of the participant's death and/or the date of the termination of his or her employment shall remain exercisable until a date that occurs on or prior to the date the Stock Option or Stock Appreciation Right is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the participant's employment; and/or

                  (4) a participant shall immediately become vested in all or a portion of any earned Performance Unit held by such participant on the date of the termination of the participant's employment, and such vested Performance Unit (or portion thereof) and/or any unearned Performance Unit (or portion thereof) held by such participant on the date of the termination of his or her employment shall immediately become payable to such participant as if all performance goals had been met as of the date of the termination of his or her employment.

         e. Notwithstanding anything contained in the Plan to the contrary, (i) the provisions contained in this Section 14 shall be applied to an Incentive Stock Option only if the application of such provision maintains the treatment of such Incentive Stock Option as an Incentive Stock Option and (ii) the exercise period of an Incentive Stock Option in the event of a termination due to disability provided in Section 14(a)(3) above shall only apply if the participant's disability satisfies the requirement of "permanent and total disability" as defined in Section 22(e)(3) of the Code.

         f. For purposes of this Section 14, (i) if there is an employment agreement between the participant and the Company or any of its Subsidiaries in effect, "Cause" shall have the same definition as the definition of "cause" contained in such employment agreement; or (ii) if "Cause" is not defined in such employment agreement or if there is no employment agreement between the participant and the Company or any of its Subsidiaries in effect, "Cause" shall include, but is not limited to:

                  (1) any willful and continuous neglect of or refusal to perform the employee's duties or responsibilities with respect to the Company or any of its Subsidiaries, insubordination, dishonesty, gross neglect or willful malfeasance by the participant in the performance of such duties and responsibilities, or the willful taking of actions which materially impair the participant's ability to perform such duties and responsibilities, or any serious violation of the rules or regulations of the Company;

                  (2) the violation of any local, state or federal criminal statute, including, without limitation, an act of dishonesty such as embezzlement, theft or larceny;

                  (3) intentional provision of services in competition with the Company or any of its Subsidiaries, or intentional disclosure to a competitor of the Company or any of its Subsidiaries of any confidential or proprietary information of the Company or any of its Subsidiaries; or

                  (4) any similar conduct by the participant with respect to which the Company determines in its discretion that the participant has terminated employment under circumstances such that the payment of any compensation attributable to any Award granted under the Plan would not be in the best interest of the Company or any of its Subsidiaries.

15.      TRANSFERABILITY

         Each Award granted under the Plan to a participant which is subject to restrictions on transferability and/or exercisability shall not be transferable otherwise than by will or the laws of descent and distribution, and/or shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee or the Chief Executive Officer shall, in their discretion, set forth in such option or right on the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee or the Chief Executive Officer, an Award (other than an Incentive Stock Option) may permit the transferability of such Award by a participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the Award agreement.

16.      OTHER PROVISIONS

         Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other participant) as the Committee or the Chief Executive Officer determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of

Award, for the acceleration of exercisability or vesting of Awards in the event of a change in control of the Company, for the payment of the value of Awards to participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

17.      FAIR MARKET VALUE

         For purposes of this Plan and any Awards granted hereunder, Fair Market Value shall be (i) the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradeable on a national securities exchange or other market system or (ii) if the Common Stock is not readily tradeable, the amount determined in good faith by the Committee or the Chief Executive Officer as the fair market value of the Common Stock.

18.      WITHHOLDING

         All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee or the Chief Executive Officer shall prescribe. The Committee or the Chief Executive Officer may, in their discretion, and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

19.      TENURE

         A participant's right, if any, to continue to serve the Company as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

20.      UNFUNDED PLAN

         Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

21.      NO FRACTIONAL SHARES

         No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or the Chief Executive Officer shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22.      DURATION, AMENDMENT AND TERMINATION

         No Award shall be granted more than ten years after the Effective Date; provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted such participant under this Plan, or any other present or future plan of the Company. The Board may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 22 shall reduce the amount of any existing Award or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the Plan or the maximum number of shares with respect to Stock Options, Stock Appreciation Rights and other Awards that may be granted to any individual under the Plan or (ii) modify the requirements as to eligibility for Awards under the Plan; provided, however, that no amendment may be made without approval of the stockholders of the Company if the amendment will disqualify any Incentive Stock Options granted hereunder.

23.      GOVERNING LAW

         This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky (regardless of the law that might otherwise govern under applicable Kentucky principles of conflict of laws).

24.      EFFECTIVE DATE

         a. The Plan shall be effective as of the date on which the Plan is adopted by the Board (the "Effective Date"); provided, however, that the Plan shall be approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months before or after the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive Awards hereunder. Any Award granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Award, the Committee or the Chief Executive Officer as applicable specifies otherwise at the time of grant), but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Award shall be cancelled.

         b. This Plan shall terminate on the 10th anniversary of the Effective Date (unless sooner terminated by the Board).